SCHEDULE 14A INFORMATION

            Consent Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Consent Statement
|_| Confidential, for Use of the Commission Only
     (as Permitted by Rule 14a-6(e)(2))
|_| Definitive Consent Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                             ALLIEDSIGNAL INC.
----------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


----------------------------------------------------------------------
 (Name of Person(s) Filing Consent Statement, if other than
Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No Fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

1) Title of each class of securities to which transaction applies:

-----------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

-----------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

-----------------------------------------------------------------------

5) Total fee paid:

-----------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:

-----------------------------------------------------------------------

    2) Form, Schedule or Registration No.

-----------------------------------------------------------------------

    3) Filing party:

-----------------------------------------------------------------------

    4) Date filed:

-----------------------------------------------------------------------

                                                        EXHIBIT 99.2

Integration Newsletter Distributed to AlliedSignal Employees:


[AlliedSignal Logo]


Integration News (August 9, 1999)


This week, the Integration Team will gather in Morristown, N.J., for our third face-to-face meeting. Joining us in person for the first time will be the presidents of Honeywell and AlliedSignal Strategic Business Units, who will be taking part in group discussions and sharing their perspective on the integration effort.

In last week's Integration News, we provided information about the top-level organization designs of several company-wide functions, including Finance, Human Resources, Technology, Legal, Supply Chain and Quality. As part of this week's meeting in Morristown, several more functional leaders will review their proposed organization designs with Larry Bossidy and Mike Bonsignore. Information on those organizations will be provided as soon as possible after their designs are approved and the people involved are notified.

We continue to make good progress in appointing people from both companies to senior corporate staff positions. Offers have either been extended or will be extended soon to several people we want to fill key jobs.

Special editions of AlliedSignal's "Vision" and Honeywell's
"World" magazines are now being shipped. We hope you will take a few minutes to ready the special sections on the merger. And, to keep in touch real time, check out the special merger integration web site at (http:// add appropriate address).

Here are some more answers to frequently asked questions:

Q. In last week's Integration News, you talked about 200 new Black Belts working on high-value projects with the new company. How will current Black Belts be utilized? How does one sign-up to become one of these Black Belts?
A. We currently have a small number of black belts within the Honeywell businesses.We will be adding to those ranks through a "fast track" process with the help of AlliedSignal Master Black Belts. Black Belts are employees who have a desire to drive significant improvements, strong leadership and process skills, and the ability to deal with quantitative methodologies, facilitate teams and understand the drivers of the business. Individuals can nominate themselves with their leadership's approval.



                            More

2


Q. I am a shareowner and recently received my proxy material in the mail. What should I do now?
A. First, carefully read the document. Second, mark your proxy card indicating how you want to vote. Third, complete, sign, date and mail the proxy card in the return envelope as soon as possible. If you are a shareowner of record, you may also vote your shares by telephone by following the instructions accompanying your proxy card. The boards of directors of AlliedSignal and Honeywell each recommend that its shareowners vote in favor of the merger. We cannot complete the merger unless shareowners of both companies approve it.

     AlliedSignal's board of directors also recommends that AlliedSignal shareowners vote to approve the proposed amendment to its certificate of incorporation. Approval of the amendment is not a condition to completing the merger.

Q. Has a decision been made yet on who will be on the Board of Directors for the new Honeywell?
A. Yes. The board of directors of the combined company will have 15 members.Six of the current directors of Honeywell will become directors of the combined company. We expect that the six will be Gordon M. Bethune, Michael R. Bonsignore, James J. Howard, Bruce Karatz, Jaime Chico Pardo and Michael W. Wright. Nine of the current directors of AlliedSignal will remain as directors of the combined company. We expect that the nine will be Hans W. Becherer, Lawrence A. Bossidy, Marshall N. Carter, Ann M. Fudge, Robert P. Luciano, Russell E. Palmer, Ivan G. Seidenberg, Andrew C. Sigler and John R. Stafford.

Q. How many shareholders have to vote in favor of the merger for it to be approved? How soon will we know the outcome of the vote?
A.   Shareowners from both companies must approve the merger.
     The requirements, however, are different for each company.

     For AlliedSignal, approval requires that a majority (i.e., at least 50.1%) of the shares of common stock be voted for or against the merger, and that a majority of the votes cast be in favor of the merger. For example, if only 49% of the outstanding shares were voted, the merger would not be approved regardless of how the voting turned out. If, on the other hand, 60% of the outstanding shares were voted and more than half of these shares were voted in favor of the merger, the merger would be approved.

     For Honeywell, a majority (i.e., at least 50.1%) of all outstanding shares -- not just those voted -- must be cast in favor of the merger for it to be approved.


                            More

3


     Shareholders of record on July 22, 1999 are eligible to vote. Each share equals one vote. Votes, including proxies, will be counted at the meeting and the results will be announced for each company. We will send a message to all employees with the results of the voting. While the special shareholder meetings are important milestones in the merger approval process, we also need to receive regulatory approvals before the merger can be completed. We anticipate closing in the fall.

This promises to be another big week, and we are ready to take another major step forward in our integration effort.
Thanks for your interest and support.




Bill Hjerpe
Ray Stark
Integration Team Co-Leaders

                                              EXHIBIT 99.3

Written Message to Certain AlliedSignal Shareowners:


                          ATTENTION

                     [AlliedSignal Logo]

                            VOTE
                         YOUR SHARES

             Did you receive the proxy material
                       for the merger?

              Did you vote your shares of both
                 AlliedSignal and Honeywell?

              SEPTEMBER 1, 1999 SPECIAL MEETING

                       ---------------

     If you have any questions or concerns, please give either John Stauch or Robert Buckley of AlliedSignal a call at:  973/455-2222

                                              EXHIBIT 99.4

Voicemail Message to Certain AlliedSignal Shareowners:

"Hi.  This is ______________________ from AlliedSignal.

I was calling to make sure that you received the proxy material for the merger and that you voted your shares of both AlliedSignal and Honeywell.

If you have any questions or concerns, please give either
John Stauch or Robert Buckley of AlliedSignal a call at 973/455-2222."

                                                     EXHIBIT 99.5

Written Message to Certain AlliedSignal Shareowners Who Hold
Through Nominees:



Dear AlliedSignal Inc. Shareowner:

We have previously sent you proxy material for the Special
Meeting of Shareowners of AlliedSignal Inc. to be held on September 1, 1999. Your AlliedSignal Inc. shares are registered in the name of your broker as the holder of record.

       YOUR SHARES CANNOT BE VOTED ON EITHER PROPOSAL
     UNLESS YOU GIVE YOUR SPECIFIC VOTING INSTRUCTIONS!

Please forward your voting instructions as soon as possible using one of the following methods:

             Available 24 Hours - 7 Days a Week!

          VOTE BY TELEPHONE                  VOTE BY INTERNET

Using a touch-tone telephone, call           Go to website:
the toll free number which appears           WWW.PROXYVOTE.COM
on the top left corner on your
enclosed Voting Instruction Form.
Just follow these four easy steps:       Just follow these four steps:

1.Read the AlliedSignal             1. Read the AlliedSignal Inc.
  Inc. Proxy Statement and             Proxy Statement and enclosed
  enclosed Voting Instruction          Voting Instruction Form.
  Form.

2.Call the toll-free                2. Go to the website
  number located on the top            www.proxyvote.com
  left corner of your Voting
  Instruction Form.

3.Enter your 12-digit               3. Enter your 12-digit
  Control Number located on            Control Number located on
  your Voting Instruction Form.        your Voting Instruction Form.

4.Follow the simple recorded        4. Follow the simple
  instructions.                        instructions.


  If you vote by telephone or Internet, do NOT return your
                  Voting Instruction Form.
                  Thank you for your vote!